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                                                                       Exhibit 5


             [LETTERHEAD MILBERG WEISS BERSHAD HYNES & LERACH LLP]


                                March 16, 1999

Globix Corporation
295 Lafayette Street
New York, New York 10012

            Re:  Globix Corporation
                 Registration Statement on Form S-1


Ladies and Gentlemen:

            We have acted as counsel to Globix Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form S-1, File No. 333-70375, under the Securities Act of 1933, and the prospectus (the "Prospectus") included therein, relating to the public offering by the Company of 4,000,000 shares (the "Firm Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). The offering also involves the grant to Donaldson Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc. and Lehman Brothers, Inc. (collectively, the "Underwriters") of an option to purchase up to an additional 690,869 shares of Common Stock (the "Additional Shares") to cover over-allotments in connection with the offering, and the registration of 400,000 shares of Common Stock on behalf of Harpoon Holdings Limited ("Harpoon"), 125,000 shares of Common Stock on behalf of VMR Luxembourg S.A. ("VMR", and, collectively, with Harpoon, the "Covered Selling Stockholders"), and an aggregate of 80,790 shares of Common Stock issuable to certain holders of warrants who are identified in the Prospectus as Selling Stockholders (the "Warrantholders").
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             [LETTERHEAD MILBERG WEISS BERSHAD HYNES & LERACH LLP]


            In rendering the opinions set forth below, we have examined original copies or certified, conformed or photostatic copies of the corporate records of the Company and such certificates of public officials, drafts of the Underwriting Agreement relating to the offering, certificates of the officers of the Company and copies identified to our satisfaction of such other documents as we deemed relevant and necessary as a basis for the opinion hereinafter set forth. In all such examination we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies.

            As to various questions of material fact to this opinion we have relied upon statements and certificates of officers and representatives of the Company.

            On the basis of the foregoing and our examination of such questions of law as we deemed relevant, we are of the opinion that:

             1. All the outstanding shares of capital stock of the Company (including the Firm Shares, the Additional Shares, and shares of Common Stock to be sold by the Covered Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

             2. All of the shares of Common Stock to be issued to the Warrantholders, when issued, paid for and delivered in accordance with the terms of such warrants will be duly authorized, validly issued and fully paid, non-assessable and not subject to any preemptive or similar rights.

            We note that we are members of the bar of the State of New York and our opinion is limited to matters governed by the federal laws of the United States, the laws of the State of New York and the general corporation laws of the State of Delaware.

            We hereby consent to be named in the Registration Statement and the Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under "Legal Matters."

            We further consent to your filing a copy of this opinion as an Exhibit to the Registration Statement.

                                    Very truly yours,


                                    MILBERG WEISS BERSHAD
                                      HYNES & LERACH LLP